Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Broad Street Realty, Inc.

Bethesda, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-260103 and No. 333-256206) of Broad Street Realty, Inc. of our report dated December 17, 2021, relating to the statement of revenues and certain operating expenses of Greenwood Village for the year ended December 31, 2020, which appears in this Form 8K/A.

/s/ BDO USA, LLP

Potomac, Maryland

December 17, 2021